Exhibit 10.27

CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST

FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE

SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED

WITH THE SECURITIES AND EXCHANGE COMMISSION.

January 21, 2006

Mr. Sidney Prince

Gold Kist Inc.

244 Perimeter Center Parkway, N.E.

Atlanta, GA 30346-2397

Dear Mr. Prince:

As discussed and agreed, Gold Kist will supply the EPL system with the following:

Fresh Marinated Breast Meat - *** of EPL System needs for EPL Specification ***. Price *** per pound delivered to MBM/Rancho Cucamonga, CA and MBM/Pleasanton, CA.

Fresh Marinated Thigh meat - *** of EPL System needs for EPL Specification ***. Price *** per pound delivered to MBM/Rancho Cucamonga, CA and MBM/Pleasanton, CA.

*** of the system volume will be set aside for the development of an alternate(s) supplier. Additionally, in the event that EPL discontinues the use of the current specification for marinated fresh breast and/or marinated fresh thigh meat and transitions to a new un-marinated fresh breast and/or fresh thigh meat specification, Goldkist will continue to supply fresh breast and/or fresh thigh meat at the volumes Goldkist had previously supplied as fresh marinated breast and/or fresh marinated thigh meat. The new price for un-marinated fresh breast meat will be *** per pound delivered to MBM/Rancho Cucamonga, CA and MBM/Pleasanton, CA. The new price for un-marinated fresh thigh meat will be *** per pound delivered to MBM/Rancho Cucamonga, CA and MBM/Pleasanton, CA.

As part of this Purchase Agreement, Supplier warrants that the prices for the items identified herein are not higher than those currently extended to any other customer for the same or like items in equal or less quantities. If Supplier reduces its price for such items to any other customer during the term of this Purchase Agreement, Supplier agrees to reduce the price quoted in this Purchase Agreement correspondingly.

Additionally, El Pollo Loco’s decision to enter into this Agreement is independent of any support your firm may or may not choose to provide to the El Pollo Loco system.

This commercial agreement is subject to the General Terms and Conditions of Supply executed by the parties hereto and currently on file with El Pollo Loco, Inc.

Terms: Net 10 Days

Pricing contract period: 03/01/06 through 03/01/07.

Please sign and return both copies of this letter. After I have received both signed copies, I will sign and return a copy for your files. Signing this letter acknowledges acceptance of the terms and conditions as presented above.

Sidney, thank you for your help and support on this matter and please contact me with any questions.

/s/ Sidney Prince	/s/ Joe Stein
Sidney Prince Gold Kist Inc.	Joe Stein El Pollo Loco, Inc.

cc:	Jennifer Benus, Shanae Brown/MBM